UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 1, 2024	(February 26, 2024)
Date of Report (Date of earliest event reported)

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware Ohio	43015
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Former name, former address and former fiscal year, if changed since last report: Not Applicable

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	GEF	New York Stock Exchange
Class B Common Stock	GEF-B	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.02.    Results of Operations and Financial Condition.
On February 28, 2024, Greif, Inc. (the "Company") issued a press release (the “Earnings Release”) announcing the financial results for its first quarter ended January 31, 2024. The full text of the Earnings Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The Earnings Release includes various non-GAAP financial measures, including measures such as net income excluding the impact of certain adjustments, earnings per diluted Class A share excluding the impact of certain adjustments, consolidated adjusted EBITDA, adjusted free cash flow and net debt. Management of the Company uses these non-GAAP financial measures to evaluate ongoing operations and believes that these non-GAAP financial measures are useful to investors. The exclusion of the impact of the identified adjustments enable management and investors to perform meaningful comparisons of current and historical performance of the Company. Management of the Company also believes that the exclusion of the impact of the identified adjustments provides a stable platform on which to compare the historical performance of the Company and that investors desire this information.
The non-GAAP financial measures included in the Earnings Release should be read together with our financial results. These non-GAAP financial measures should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on the non-GAAP financial measures included in the Earnings Release.

Section 5 – Corporate Governance and Management

Item 5.07.    Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the "Annual Meeting") of the Company was held on February 26, 2024. At the Annual Meeting, the holders of the Company's Class B Common Stock voted on the following proposals and cast their votes as described below.

Proposal 1

To elect the following persons as directors for one-year terms: Ole G. Rosgaard, Vicki L. Avril-Groves, Bruce A. Edwards, Mark A. Emkes, John W. McNamara, Frank C. Miller, Karen A. Morrison, Robert M. Patterson and Kimberly T. Scott, the nine persons nominated by the Company’s Board of Directors.

PROPOSAL 001 ELECTION OF DIRECTORS

***	FOR	WITHHELD
Ole G. Rosgaard	17,050,487	22,493
Vicki L. Avril-Groves	16,913,927	159,053
Bruce A. Edwards	17,042,399	30,581
Mark A. Emkes	17,041,287	31,693
John W. McNamara	16,232,027	840,953
Frank C. Miller	15,788,598	1,284,382
Karen A. Morrison	17,054,411	18,569
Robert M. Patterson	17,058,901	14,079
Kimberly T. Scott	16,254,018	818,962

Proposal 2

To consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2024:

PROPOSAL 002 ADVISORY VOTE ON RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR FOR FISCAL YEAR 2024

***	FOR	AGAINST	ABSTAIN
TOTAL SHARES VOTED	18,989,938	6,972	10,360

Section 7 – Regulation FD

Item 7.01.    Regulation FD Disclosure.

i.Transcript of Conference Call
On February 29, 2024, management of the Company held a conference call with interested investors and financial analysts (the “Conference Call”) to discuss the Company’s financial results for its first quarter ended January 31, 2024. The file transcript of the Conference Call is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Press release issued by Greif Inc. on February 28, 2024 announcing the financial results for its first quarter ended January 31, 2024.
99.2	File transcript of conference call with interested investors and financial analysts held by management of Greif Inc. on February 29, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: March 1, 2024	By	/s/ Lawrence A. Hilsheimer
Lawrence A. Hilsheimer, Executive Vice President and Chief Financial Officer